Exhibit 10.14

EXECUTION VERSION

CREDIT AGREEMENT

among

BLUE RIDGE CHINA PARTNERS, L.P.,

EI FUND II CHINA, LLC,

and

XINYUAN REAL ESTATE, LTD.

As of December 7, 2006

i

ii

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 7, 2006, among Blue Ridge China Partners, L.P., a Cayman Islands exempted limited partnership (“Blue Ridge China”), EI Fund II China, LLC, a Delaware limited liability company (“EI” and, together with Blue Ridge China, the “Lenders”), and Xinyuan Real Estate, Ltd., a Cayman Islands company (the “Borrower”).

WHEREAS, the Borrower has requested that each Lender make Loans (as defined below) to the Borrower in an aggregate principal amount of $35,000,000 on the Effective Date (as defined below) on the terms and conditions set forth herein; and

WHEREAS, the Lenders are willing to make such Loans to the Borrower on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement:

“2007 Net Income” means Consolidated Net Income for the 2007 fiscal year of the Borrower.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

“Ancillary Businesses” means Xinyuan Property Management Co., Ltd., Zhengzhou Mingyuan Landscape Engineering Co., Ltd., Henan Xinyuan Real Estate Agency Co., Ltd., and Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.

“Agreement” means this Credit Agreement, as amended or supplemented pursuant to its terms from time to time.

“Blue Ridge China” has the meaning set forth in the preamble.

“Blue Ridge China Commitment” means $21,000,000.

“Blue Ridge China Commitment Percentage” means 60%.

“Blue Ridge China Loan” has the meaning set forth in Section 2.1(a).

“Borrower” has the meaning set forth in the preamble.

“Borrower Group” means the Borrower, the WFOE and the Operating Companies; and any of the foregoing individually may sometimes be referred to as a “Member of the Borrower Group”.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the PRC.

“Common Shares” means the common shares, par value $0.0001 per share, of the Borrower.

“Company Contract” has the meaning set forth in Section 4.16 of the Securities Purchase Agreement.

“Confirmation Notice” has the meaning set forth in Section 4.1(d).

“control” (and the correlative terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to (i) vote more than 50% of the voting stock or other equity interests of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period as set forth in the income statement included in the applicable financial statements deliverable to the Lenders pursuant to Section 4.2(a), provided, that Consolidated Net Income (i) shall be limited to net income from continuing operations, and shall exclude nonrecurring items of income and gain that are treated as “extraordinary” under GAAP, and (ii) shall exclude items of income and gain arising out of transactions with Affiliates that are not on arm’s-length terms commercially available from unaffiliated third parties.

“Conversion Notice” has the meaning set forth in Section 4.1(b).

“Debt Financing” means any issuance of notes, bonds or other debt instruments, or any other debt financing, made by Borrower prior to the payment in full of all of its obligations hereunder, including the repayment of the Loans.

“Default” means any Event of Default and any event which, with the passage of time or the giving of notice, or both, will become an Event of Default.

“Default Rate” means, for each Loan, a rate of interest per annum equal to 14.5%, but in no event to exceed the maximum rate permitted under applicable New York law.

“Determining Party” has the meaning set forth in Section 4.2(b).

“EI” has the meaning set forth in the preamble.

“EI Commitment” means $14,000,000.

“EI Commitment Percentage” means 40%.

“EI Loan” has the meaning set forth in Section 2.1(b).

“Effective Date” means the date hereof.

“Equity Securities” means any equity securities of the Borrower, any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for equity securities of the Borrower, including any option, warrant or other subscription or purchase right with respect to any Equity Security.

“Escrow Account” and “Escrow Agreement” have the meanings set forth in Section 4.3(a).

“Escrow Deposit” has the meaning set forth in Section 4.3(b).

“Event of Default” means any of the events specified in Section 9.1.

“FCPA” has the meaning set forth in Section 6.13.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time, and as such principles have been applied on a consistent basis during the relevant time period.

“Governing Documents” means, with respect to the Company, the Memorandum of Association, and with respect to the WFOE or any Operating Company, its Articles of Association or other organizational documents, in each case as amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any governmental body, agency or official, and any entity or other Person exercising executive, legislative, regulatory or administrative functions of or pertaining to a governmental body.

“Governmental Authorization” means any consent, approval, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Henan Xinyuan” means Henan Xinyuan Real Estate Co., Ltd., a company organized under the laws of the PRC.

“Indebtedness” as applied to any Person means, without duplication (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (ii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts incurred in the ordinary course of business), (v) all items which in accordance with GAAP would be included in determining total liabilities as shown on the balance sheet of such Person as of the date on which Indebtedness is determined, including any capital lease, (vi) all indebtedness secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, provided, that in the case of any such Indebtedness that is recourse only to such property or asset, and not to such Person or any of its other property or assets, the amount of such Indebtedness shall be deemed not to exceed the fair market value of such property or asset as determined in good faith by the Board of Directors of the Borrower, and (vii) all indebtedness of others with respect to which such Person has provided a guaranty or otherwise has agreed to become directly or indirectly liable, or (without duplication) any such guaranty of such indebtedness.

“Indemnified Party” has the meaning set forth in Section 10.2.

“Indemnifying Party” has the meaning set forth in Section 10.2.

“Jiantou” means Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.

“Laws” means, collectively, all international, foreign, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement or any right of a third party with respect to property of a Person, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but not including any inchoate right of set-off as such.

“Loan” has the meaning set forth in Section 2.1(b).

“Loan Documents” means this Agreement, each Note, the Notice of Borrowing and each other document executed and delivered by the Borrower hereunder and each certificate delivered in connection herewith or therewith.

“Management Shareholders” means Zhang Yong, a PRC national, and Yang Yuyan, a PRC national.

“Material Adverse Effect” means any change(s) or effect(s) that individually or in the aggregate is or may (so far as can reasonably be foreseen at the time) be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or other) of the Borrower, the WFOE, any of the Operating Companies, or the transactions contemplated hereby, (ii) the ability of the Borrower to perform its obligations under this Agreement, the other Loan Documents, the Shareholders Agreement or to consummate the transactions contemplated hereby, or (iii) a Lender’s rights under this Agreement or the other Loan Documents to which it is a party or the ability of a Lender to perform its obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby, but excluding changes in general economic conditions in the PRC.

“Maturity Date” means December 6, 2007.

“Memorandum of Association” means the Second Amended and Restated Memorandum and Articles of Association of the Borrower, as amended from time to time.

“Note” has the meaning set forth in Section 2.6.

“Notice of Borrowing” means a Notice of Borrowing in the form attached hereto as Exhibit A.

“Objecting Party” has the meaning set forth in Section 4.2(a).

“Objection” has the meaning set forth in Section 4.2(b).

“OFAC”, “OFAC Sanctions”, and “OFAC Sanctioned Person” have the meaning set forth in Section 4.27 of the Securities Purchase Agreement.

“Operating Company” means each of the Ancillary Businesses, Henan Xinyuan, Henan Wanzhong Real Estate Co., Ltd., Shandong Xinyuan Real Estate Co., Ltd. and Qingdao Xinyuan Real Estate Co., Ltd.

“Permitted Liens” means (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by Law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) minor Liens which do not in any case materially detract from the value of the property subject thereto or materially interfere with the use thereof, and which have not arisen otherwise than in the ordinary course of business.

“Permitted Repayment Date” means the date that is 30 days after the date on which the calculation of 2007 Net Income, in accordance with Section 4.2 hereof, becomes final and binding on the parties hereto for purposes of this Agreement.

“Person” means any individual or entity, including any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority.

“PRC” means the People’s Republic of China.

“Register of Shareholders” means the register maintained in accordance with the Companies Law (2004 Revision) of the Cayman Islands and includes any duplicate Register of Shareholders.

“Requested Loan Amount” has the meaning set forth in Section 2.2(a).

“Requested Repayment Amount” has the meaning set forth in Section 4.3(a).

“Securities Act” means the Securities Act of 1933 of the United States, as amended, and, as applicable, any relevant securities laws of any state or non-U.S. jurisdiction (including the Cayman Islands and the PRC).

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of August 22, 2006, as amended, by and among the Lenders, the Management Shareholders and the Borrower.

“Share Purchase Agreement” means the Share Purchase Agreement, dated as of November 18, 2006, by and among the Lenders, the Management Shareholders and the Borrower.

“Shareholders Agreement” means the Shareholders Agreement, dated as of August 25, 2006, as amended, by and among the Lenders, the Shareholders Agreement, the Borrower and, to the extent set forth therein, Burnham Securities Inc. and Joel B. Gardner, as the same may be amended from time to time.

“Subsidiary” means, as to any Person, (i) a corporation or other entity whose shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned or controlled, directly or indirectly, by such Person, or (ii) a corporation or other entity of which a majority of the equity is owned, directly or indirectly, by such Person. The Subsidiaries of the Borrower include the WFOE and the Operating Companies.

“Taxes” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other contract.

“United States” or “U.S.” means the United States of America.

“WFOE” means Xinyuan (China) Real Estate Co., Ltd. (f/k/a Xinyuan Real Estate (Henan) Development, Ltd.), a company organized under the laws of the PRC, which is a wholly foreign-owned enterprise 100% held by the Borrower under the laws of the PRC.

2. AMOUNT AND TERMS OF LOANS

2.1 Loans

(a) Subject to the terms and conditions set forth herein, Blue Ridge China agrees to make a loan (the “Blue Ridge China Loans”) to the Borrower on the Effective Date, in a principal amount not to exceed the Blue Ridge China Commitment.

(b) Subject to the terms and conditions set forth herein, EI agrees to make a loan (the “EI Loans” and, together with the Blue Ridge China Loans, the “Loans”) to the Borrower on the Effective Date, in a principal amount not to exceed the EI Commitment.

2.2 Notice and Manner of Borrowing

(a) No later than three (3) Business Days prior to the Effective Date, the Borrower shall deliver to each Lender a Notice of Borrowing signed by the President or Chief Financial Officer of the Borrower, which shall include (i) the aggregate amount of Loans requested to be made by the Lenders (the “Requested Loan Amount”), and (ii) wire transfer instructions.

(b) Subject to the terms and conditions set forth in this Agreement, including the limitations set forth in Section 2.1, not later than 12:00 p.m. (New York City time) on the Effective Date, (i) Blue Ridge China will make a Loan in a principal amount equal to the product of (A) the Requested Loan Amount and (B) the Blue Ridge China Commitment Percentage and (ii) EI will make a Loan in a principal amount equal to the product of (A) the Requested Loan Amount and (B) the EI Commitment Percentage, in each case in immediately available funds in accordance with the instructions set forth in the Notice of Borrowing.

2.3 Repayment of Loan

The unpaid principal amount of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) the date of acceleration of the Loans hereunder pursuant to an Event of Default that shall have occurred and is continuing and (ii) the Maturity Date.

2.4 Mandatory Prepayment

The Borrower shall prepay the outstanding principal amount of the Loans together with any accrued and unpaid interest thereon with the proceeds of any Debt Financing, which prepayment shall be made within one (1) Business Day after the receipt of such proceeds; provided, that the aggregate amount of any such prepayments shall be made to each Lender ratably based on the respective outstanding principal amount of Loans held by each Lender as of the date of prepayment. Prior to the payment in full of all of its obligations hereunder, the Borrower shall cause its Subsidiaries not to issue any notes, bonds or other debt instruments to, or enter into any other debt financing with any party that is not an entity established under the laws of the PRC. In any event, the Borrower shall not enter into any such transaction unless the proceeds thereof are provided directly to the Borrower to its account outside the PRC.

2.5 Payment of Interest

(a) Interest. Interest shall accrue on the unpaid principal amount of each Loan, from the date such Loan is made until such Loan is paid in full, at a rate per annum equal to 12.5%.

(b) Payment. The Borrower shall pay the accrued and unpaid interest on all of the Loans in arrears on the Maturity Date, except if the Lenders have elected to convert the Loans pursuant to Article 4 hereof.

(c) Default Interest. If the Borrower shall fail to make any payment when due (whether at maturity, on acceleration or otherwise), of any principal amount of any Loan or any interest thereon owing under this Agreement, then the interest rate with respect to such Loan shall thereupon be the Default Rate, and the Borrower shall pay interest on demand at a rate equal to the Default Rate from time to time in effect to the fullest extent permitted by law on the amount overdue from the date of Default until payment in full of such overdue amount; provided, that the amount of each Escrow Deposit made by the Borrower in accordance with Section 4.3 shall be deemed to reduce, on a dollar for dollar basis, such overdue amount solely for purposes of the interest calculation in this Section 2.5(c), from the date such deposit is made until all Escrow Deposits are released in accordance with Section 4.3(d). Notwithstanding the foregoing, it is agreed and understood that the making of the Escrow Deposits shall not constitute a repayment of the Loans, or the accrued interest thereon.

2.6 Note

Each Loan made by a Lender under this Agreement shall be evidenced by a promissory note of the Borrower in the form attached hereto as Exhibit B (each, a “Note”). The Borrower hereby irrevocably authorizes each Lender to endorse on the schedule attached to each Note the amount of the applicable Loan and of each payment of principal received by each Lender on account of such Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of such Loan made by such Lender; provided, however, that the failure to make such notation with respect to such Loan or payment shall not limit or otherwise affect the obligation of the Borrower under this Agreement or such Note.

3. PAYMENTS

3.1 Manner of Payments

Each payment of principal and interest on the Loans and all other amounts payable by the Borrower to a Lender under this Agreement and the other Loan Documents shall be made no later than 11:00 a.m. (Zhengzhou, Henan local time) on the day when due in immediately available U.S. currency to such Lender at such account as such Lender shall have notified the Borrower. Each such payment shall be made without setoff or counterclaim and free and clear of, and without deduction for, any Taxes.

3.2 Extension of Payments

If any payment from the Borrower to a Lender under this Agreement shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next following day which is a Business Day and such additional time shall be included in the computation of interest.

3.3 Computation of Interest

All interest accruing under this Agreement shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

4. CONVERSION RIGHTS

4.1 Right to Convert Outstanding Obligations into Common Shares

(a) If the principal amount of the Loans, or any interest thereon, is not repaid on or prior to the Maturity Date, then (i) each Lender will have the right at any time thereafter to convert all or any portion of the outstanding principal amount of, and all accrued interest on, its respective Loans into Common Shares at a price per share equal to (x) five (5) times the 2007 Net Income, divided by (y) the sum of (A) the aggregate number of outstanding Common Shares on a fully diluted basis, taking into account the exercise of all outstanding options and warrants, as of the last day of fiscal year 2007, and (B) the number of additional Common Shares issuable pursuant to the conversion right hereunder, as calculated in accordance with the formula set forth on Schedule 1 hereto, and (ii) the Borrower shall be entitled to repay the outstanding principal amount of any such Loan, or any interest thereon, during the period from the Maturity Date through and including the Permitted Repayment Date only with the prior written consent of each Lender. For the avoidance of doubt, such outstanding amount shall continue to be due and payable and shall continue to accrue interest at the Default Rate in accordance with Section 2.5(c).

(b) In order to effect the conversion of all or any portion of the outstanding principal amount of, and all accrued interest on, its respective Loans, a Lender shall give written notice (the “Conversion Notice”) to the Company that such Lender elects to exercise its right to so convert. Such notice shall state the aggregate amount of principal of, and accrued interest on, the Loans such Lender wishes to so convert and the name or names in which such Lender wishes the certificate or certificates for Common Shares to be issued.

(c) Unless such requirement is expressly waived by the Lenders in the Conversion Notice, within 14 days of receipt of the Conversion Notice (or such other period agreed to by the Borrower and the Lenders), the Borrower and the Management Shareholders shall jointly and severally, in a form reasonably satisfactory to the Lenders, make the representations and warranties set forth in Article 6 hereof, as updated to reflect any development, circumstance, event, occurrence, fact or other matter that arises after the Effective Date and prior to the date of receipt by the Company of the Conversion Notice.

(d) The Lenders shall have a right to withdraw the Conversion Notice within seven (7) days of receipt of the representations and warranties described in Section 4.1(c) upon written notice to the Borrower. If the Lenders have not notified the Borrower that they withdraw the Conversion Notice within such seven-day period, or if the Lenders have notified the Borrower in writing before the expiration of such seven-day period that they do not withdraw the Conversion Notice (a “Confirmation Notice”), then as soon as practicable after the end of such seven-day period or receipt of Confirmation Notice by the Borrower, as applicable:

(i) The Borrower shall deliver to each of the Lenders a certificate of the President or Chief Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Lenders, dated as of the date of issuance of the Common Shares pursuant to this Article 4, certifying that all representations and warranties of the Borrower and the Management Shareholders pursuant to Section 4.1(c) are accurate in all respects;

(ii) Each Lender shall deliver to the Borrower a certificate of an officer or director of such Lender, in form and substance reasonably satisfactory to the Borrower, dated as of the date of issuance of the Common Shares pursuant to this Article 4, containing representations and warranties substantially similar to those contained in Section 5.4 of the Share Purchase Agreement;

(iii) appropriate entries reflecting the conversion into Common Shares shall be made by the Borrower in the Register of Shareholders; and

(iv) the Borrower shall issue and deliver to such Lender’s nominee or nominees at such office, certificates for the number of whole Common Shares to which such Lender shall be entitled.

(e) Upon the issuance of the Common Shares pursuant to this Article 4, such Common Shares shall, immediately and automatically without the need for any further action, become subject to the Shareholders Agreement to the same extent and with the same rights as the Common Shares purchased by the Lenders pursuant to the Share Purchase Agreement, and shall be deemed “Investor Common Shares” as defined in the Shareholders Agreement and be subject to the legending requirements of Section 2.5 thereof.

(f) Subject to the satisfaction of the provisions of Section 4.1(d)(i) through (iv), upon the issuance of the Common Shares pursuant to this Article 4, the principal amount of the Loan and any interest accrued thereon shall be deemed to be paid in full.

4.2 Determination of 2007 Net Income

(a) As soon as practicable, but in any event within 90 days after the end of the 2007 fiscal year, the Borrower shall deliver to the Lenders (i) an income statement for such fiscal year, a balance sheet and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such financial reports to be on a consolidated basis for the Borrower and its subsidiaries, prepared in accordance with GAAP, consistently applied, and audited and certified by independent public accountants of nationally recognized standing selected by the Borrower, and (ii) a certificate of the Chief Financial Officer of the Borrower setting forth in reasonable detail the calculation of 2007 Net Income; provided, that if the Borrower fails to deliver such financial statements or such certificate within 120 days after the end of the 2007 fiscal year, the Lenders shall have the right to determine in good faith the 2007 Net Income and provide the Borrower a certificate setting forth in reasonable detail the basis and calculations of such determination. The Lenders shall have the right to object to the Borrower’s, and the Borrower shall have the right to object to the Lender’s determination of 2007 Net Income in accordance with Section 4.2(b) below (such objecting party, the “Objecting Party”).

(b) Unless the Objecting Party gives written notice to the party which determined 2007 Net Income (the “Determining Party”) of its objection (an “Objection”) to the Determining Party’s calculation of 2007 Net Income within 30 days following the Objecting Party’s receipt of such determination (and, in the event the Determining Party is the Borrower, the applicable financial statements and the accompanying Chief Financial Officer’s certificate), the Determining Party’s calculation shall be final and binding upon the parties for purposes of this Agreement. If the Objecting Party waives in writing its right to deliver an Objection with respect to any such determination, the applicable determination shall be final and binding upon the parties as of the date of delivery of such waiver. Any Objection shall specify in reasonable detail the nature of any disagreement so asserted. Upon request of any Determining Party or Objecting Party, the Borrower shall promptly provide representatives of such Determining Party or Objecting Party such access to the books and records of the Borrower and its Subsidiaries as are reasonably necessary to confirm the Determining Party’s calculation of 2007 Net Income, and such party receiving such access agrees to maintain any such information in strict confidence (except for such disclosure to advisors or otherwise as appropriate in connection with the proceedings referred to below in Section 4.2(c) below). During the 15-day period following the delivery of an Objection, the Determining Party and the Objecting Party shall attempt in good faith to resolve any differences which they may have with respect to any matter specified in the Objection.

(c) If at the end of such 15-day period, the Determining Party and the Objecting Party shall have failed to reach written agreement with respect to all matters specified in any Objection, any matter that remains in dispute shall promptly be submitted to an independent accounting firm of nationally recognized standing (the “Accountant”) designated by the Determining Party and the Objecting Party within 10 days after the expiration of such 15-day period, or, if they cannot agree on an accounting firm, such dispute shall be promptly referred to the American Arbitration Association (the “AAA”) and an independent accounting firm of nationally recognized standing shall be appointed thereby. The Accountant shall consider only the matters specified in the Objection. The Accountant shall act promptly to resolve all matters specified in the Objection, and shall give its decision within 30 days after the referral of the matter to it. Upon resolution by the Accountant of all matters specified in the Objection, the Accountant shall determine the 2007 Net Income on the basis of the matters it has resolved. The Accountant’s decisions and determinations with respect to all matters specified in the Objection shall be final and binding upon the Determining Party and the Objecting Party. The costs and expenses of the Accountant shall be borne equally by the Borrower, on the one hand, and any Lender(s) that is a Determining Party or an Objecting Party hereunder (pro rata in accordance with their Commitments hereunder), on the other hand.

(d) Notwithstanding Sections 4.2(a), (b) and (c), at any time the Borrower and each Lender may agree in good faith, in a document signed by the Borrower and such Lender, on the 2007 Net Income, which determination shall be final and binding upon the Borrower and such Lender for purposes of this Agreement, and the provisions of Sections 4.2(a), (b) and (c) shall not apply subsequent to such determination.

(e) Without limiting any other covenant of the Borrower to operate its business in the ordinary course of business consistent with past practice, under its Articles of Association, the Shareholders Agreement and the warrants issued by the Borrower to each of the Lenders as of August 25, 2006, until the end of the Borrower’s fiscal year 2007, the Borrower shall not:

(i) change any method of accounting or accounting practice or policy, other than those (A) required by GAAP, consistently applied during the relevant time period, (B) pursuant to guidance provided by the Securities and Exchange Commission, an applicable Governmental Authority in the PRC or other applicable regulatory authority, with the Lenders’ consent, which consent shall not be unreasonably withheld, or (C) as recommended by the Borrower’s independent auditors, with the Lenders’ consent, which consent shall not be unreasonably withheld; and

(ii) (A) give or offer discounts or provide other similar benefits, (B) reduce, defer or capitalize expenses, or (C) otherwise artificially affect the Consolidated Net Income for fiscal year 2007, except (in the case of (A) and (B)) in the ordinary course of business consistent with past practice.

4.3 Escrow Account

If, after the Maturity Date but prior to the Permitted Repayment Date, the Borrower has sought consent from the Lenders to repay all or any of the then outstanding principal amount of the Loans, or any interest thereon (collectively, the “Requested Repayment Amount”), and the Lenders do not give their written consent to such repayment, then:

(a) as promptly as practicable thereafter, the Lenders and the Borrower shall enter into an escrow agreement (the “Escrow Agreement”) with a financial institution of national standing on terms reasonably satisfactory to the Lenders and the Borrower, pursuant to which an interest bearing escrow account (the “Escrow Account”) shall be established;

(b) the Borrower shall make a deposit in an amount equal to the Requested Repayment Amount, and may make other deposits from time to time into the Escrow Account (collectively, the “Escrow Deposits”), in an aggregate outstanding principal amount not to exceed the aggregate principal amount of Loans, and any unpaid interest thereon, outstanding as of the Maturity Date (which Escrow Deposits shall not constitute a repayment of the Loans, or the accrued interest thereon); and

(c) the Escrow Agreement shall provide that on the date that is one (1) Business Day after the earlier of (A) the date on which the Lenders, having exercised their conversion rights pursuant to Section 4.1, are satisfied that the Borrower has satisfied its obligations under Sections 4.1(b)(i) and 4.1(b)(ii), and (B) so long as the Lenders have not exercised their conversion rights pursuant to Section 4.1 by the Permitted Repayment Date, the Lenders and the Borrower shall deliver joint written instructions to the escrow agent under the Escrow Agreement, instructing such escrow agent to release the aggregate amount of Escrow Deposits, together with interest accrued thereon, in the Escrow Account to:

(i) in the case that the Lenders have exercised their conversion rights pursuant to Section 4.1, the Borrower; or

(ii) in all other cases, to the Lenders, ratably based on the respective outstanding principal amount of Loans held by each Lender as of such date, thereby reducing their respective outstanding principal amounts of the Loans hereunder, and interest accrued thereon, by such amounts received.

5. CONDITIONS PRECEDENT

The effectiveness of this Agreement is subject to the fulfillment or waiver on or before the Effective Date of each of the following conditions:

5.1 Accuracy of Representations

All representations and warranties of the Borrower and the Management Shareholders in this Agreement shall be accurate in all respects.

5.2 Performance of Certain Covenants

All of the covenants and obligations that any Member of the Borrower Group or any Management Shareholder is required to perform or to comply with pursuant to the Shareholders Agreement, the Securities Purchase Agreement, and the Share Purchase Agreement at or prior to the Effective Date (except for the Borrower causing the real property acquired by the WFOE in HeFei and Suzhou to be transferred to newly formed wholly owned Subsidiaries of the WFOE in compliance with applicable law pursuant to Section 6.7 of the Share Purchase Agreement) have been duly performed and complied with in all material respects.

5.3 No Conflicts

The execution of this Agreement and each other Loan Document will not, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause any Lender to suffer any adverse consequence under any applicable Law or any Company Contract.

5.4 No Default

At the time of and immediately upon giving effect to the making of the Loans on the Effective Date, no Default shall have occurred and be continuing.

5.5 Officer’s Certificate

The Borrower shall have delivered to each of the Lenders a certificate of the President or Chief Financial Officer of the Borrower, in form and substance satisfactory to the Lenders, dated the Effective Date, certifying as to the satisfaction of the conditions set forth in Sections 5.1 through 5.4.

5.6 Secretary’s Certificates

The Borrower shall have delivered to each of the Lenders a certificate of the Secretary of the Borrower, in form and substance satisfactory to the Lenders, dated the Effective Date, attaching (i) correct and complete copies of the Governing Documents of the Borrower then in effect, (ii) correct and complete copies of all resolutions of the Board of Directors of the Borrower relating to the transactions contemplated hereby, and (iii) a certificate of good standing of the Borrower issued by the applicable Governmental Authority on November 14, 2006.

5.7 Proceedings and Documents

As of the Effective Date, all corporate and other proceedings taken or to be taken in connection with this Agreement and each other Loan Document shall be in form and substance reasonably satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.8 Legal Opinion

The Lenders shall have received a favorable written opinion (addressed to the Lenders and dated the Effective Date), substantially in the form of Exhibit C, from Maples & Calder, Cayman counsel to the Borrower.

5.9 Notice of Borrowing; Loan Amount

The Lenders shall have received a Notice of Borrowing as required by Section 2.2(a).

6. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce each of the Lenders to enter into this Agreement and the other Loan Documents to which it is a party, the Borrower and, only to the extent explicitly stated herein, the Management Shareholders hereby jointly and severally represent and warrant to the Lenders as follows:

6.1 Organization, Good Standing and Qualification

The Borrower is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is duly qualified to do business as a foreign company in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. The WFOE and each Operating Company is a company duly organized, validly existing and in good standing under the laws of the PRC.

6.2 Power and Authority

The Borrower has all requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and each other Loan Document, including through the contribution of such proceeds to the registered capital of, or the making of a loan to, the WFOE.

6.3 Authorization, Execution and Enforceability

The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate or other action on the part of the Borrower and its respective shareholders. This Agreement and the other Loan Documents are legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.4 Consents

(a) No consent of, notice to, or filing with any Governmental Authority or any other Person, including any creditor or shareholder of the Borrower, is required to be made or obtained in connection with the execution, delivery and performance by any party (other than the Lenders) of this Agreement or any other Loan Document, or as a condition to the legality, validity or enforceability of this Agreement or each other Loan Document.

(b) All consents, approvals, permits and filings required under applicable Laws for the due and proper establishment and operation of any Operating Companies and the WFOE, have been duly obtained from the appropriate authorities and are in full force and effect. For the avoidance of doubt, the abovementioned includes any and all requirements of any Governmental Authority, including with respect to the Operating Companies, the WFOE and the Management Shareholders, and including registrations with the PRC Ministry of Commerce, the PRC State Administration of Industry and Commerce, the PRC State Administration for Foreign Exchange, the PRC National Development and Reform Commission, the PRC Ministry of Construction, the PRC Ministry of Land and Resources, tax bureau, customs authorities, banks and the local counterpart of each of the aforementioned Governmental Authorities.

6.5 No Conflicts

The execution and delivery of this Agreement and other Loan Document will not, directly or indirectly (with or without notice or lapse of time): (a) breach any provision of any of the Governing Documents; (b) breach or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated by the Agreement or the other Loan Documents, or to exercise any remedy or obtain any relief under any Law to which the Borrower and their respective assets may be subject; (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Member of the Borrower Group or that otherwise relates to any Member of the Borrower Group or their respective businesses; (d) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Company Contract; or (e) result in the imposition or creation of any Lien upon or with respect to the assets of any Member of the Borrower Group.

6.6 Subsidiaries; Operating Companies

The Company has no direct Subsidiaries other than the WFOE, the WFOE has no direct Subsidiaries other than Henan Xinyuan, Henan Xinyuan has no direct Subsidiaries other than the Operating Companies, and none of the Operating Companies (other than Henan Xinyuan) has any Subsidiaries. The Company owns all of the equity of the WFOE, the WFOE owns all of the equity of Henan Xinyuan, and Henan Xinyuan owns all of the equity of the Operating Companies. Except for the WFOE pursuant to the Related Documents (as defined in the Share Purchase Agreement), no Person has any right to receive or participate in the revenue or income of any Operating Company.

6.7 Capitalization, Issuance and Transfer of Shares

(a) Borrower Authorized Capital. The authorized share capital of the Borrower consists of 450,000,000 Common Shares, of which 75,704,379 are outstanding on the date hereof, and 50,000,000 Preferred Shares, of which 30,805,400 are outstanding on the date hereof. All of the outstanding Common Shares and Preferred Shares have been duly authorized and validly issued, and are fully paid. None of the outstanding Common Shares or Preferred Shares was issued in violation of the Securities Act or any other Law.

(b) The Common Shares, which shall be issued by the Borrower upon exercise by a Lender of its conversion rights pursuant to Section 4.1, have been duly authorized and, when delivered to the Lenders in accordance with Section 4.1(b), will be validly issued and fully paid, free and clear of all preemptive rights (other than as required by applicable Law) and Liens, and will be entitled to the voting and other rights of all other Common Shares, as set forth in the Shareholders Agreement

(c) Governing Documents. The Borrower has provided the Lenders with correct and complete copies of the Governing Documents of the Borrower and of each Operating Company, as in effect on the date hereof. The Governing Documents of each Operating Company have been duly and validly authorized and adopted, and are valid and enforceable in accordance with the Law of the PRC, and have been duly filed and are in full force and effect. The Governing Documents of the Borrower have been duly and validly authorized and adopted, and are valid and enforceable to the full extent under the Law of the Cayman Islands, and have been duly filed and are in full force and effect.

6.8 Financial Statements

The Borrower has provided to the Lenders true and complete copies of the audited consolidated financial statements of the Borrower and the Operating Companies as at December 31, 2005 and the unaudited consolidated financial statements of the Borrower and the Operating Companies as at October 31, 2006. Such financial statements are in accordance with the accounting records of the Operating Companies, and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Borrower and the Operating Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except for recurring year-end audit adjustments and accruals which are not material and any absence of notes required by GAAP.

6.9 Material Liabilities

The Borrower was incorporated as an exempted company under the Companies Law (2004 Revision) of the Cayman Islands on January 27, 2006 and conducted no business or operations prior to August 22, 2006. The Borrower has no material liabilities on the date hereof except as set forth in this Agreement, the Loan Documents, the Share Purchase Agreement, the Securities Purchase Agreement and the Related Documents referred to in the Share Purchase Agreement and the Securities Purchase Agreement, and its only assets are cash and the shares of the WFOE.

6.10 OFAC Compliance

No Member of the Borrower Group, or to the knowledge of the Borrower, Jiantou is an OFAC Sanctioned Person. Each Member of the Borrower Group, and to the

knowledge of the Borrower, Jiantou, and each of their respective Affiliates are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended, and all other applicable U.S., Cayman Islands, and PRC anti-money laundering laws and regulations. None of (i) the making of the Loans, (ii) the use of the proceeds of the Loans, or (iii) the execution, delivery and performance of this Agreement or the other Loan Documents, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including the Lenders, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, Cayman Islands, or the PRC.

6.11 Solvency

Immediately prior to, and immediately subsequent to, the making of the Loans hereunder, each of the Borrower Group will be solvent. For purposes of this Agreement, “solvent” shall mean, with respect to any Person, (i) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (iv) such Person has the ability to pay its debts as they become due, and does not intend to, or believe or reasonably should have believed that it will, incur debts beyond its ability to repay as they become due.

6.12 U.S. Foreign Corrupt Practices Act

None of the Members of the Borrower Group, or to the knowledge of the Borrower, Jiantou, nor any their respective Affiliates, directors, officers, agents or employees is currently making, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, nor will the proceeds of any of the Loans be given, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof, candidate for foreign political office, or official of a state-controlled entity or public international organization, for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Borrower Group, or to the knowledge of the Borrower, Jiantou, or any of their respective Affiliates to obtain or retain business for, or direct business to the Borrower any of its Subsidiaries, or to the knowledge of the Borrower, Jiantou, or any their respective Affiliates, as applicable. None of the Borrower Group, or to the knowledge of the Borrower, Jiantou, nor any their respective Affiliates is currently making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

6.13 Disclosure

(a) No statement made by or on behalf of any Member of the Borrower Group in (i) this Agreement, (ii) any certificates delivered pursuant to this Agreement, or (iii) any financial or other information delivered or made available to the Lenders since August 25, 2006 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(b) None of the Members of the Borrower Group is aware of any facts pertaining to any Member of the Borrower Group or its Affiliates, or the Business or their respective assets, which could adversely affect any Member of the Borrower Group or its Affiliates, or the Business or their respective assets, and which have not been disclosed in this Agreement, or otherwise disclosed to the Lenders by the Borrower in writing.

6.14 Performance of Covenants and Obligations

To the extent required as of the date hereof, each Member of the Borrower Group and each Management Shareholder has performed and complied with each of its covenants and obligations under the Shareholders Agreement.

6.15 Incorporation of Representations and Warranties

The representations and warranties set forth in Sections 4.11 through 4.25 (inclusive), 4.28, 4.30, 4.31, 4.33 and 4.36 of the Securities Purchase Agreement (and the related definitions) are hereby incorporated by reference into this Agreement for all purposes hereof with the same force and effect as though set forth in full in this Article 6, provided, that references in such representations and warranties to the Disclosure Schedule attached to the Securities Purchase Agreement shall, for purposes of this Agreement, be deemed to refer to the applicable schedules attached to this Agreement.

7. REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender, severally and not jointly, hereby represents and warrants, as to itself but not as to any other Lender, to the Borrower as follows:

(a) Any Note issued to a Lender hereunder and any Common Shares issuable upon the conversion of such Note pursuant to Section 4.1 are being acquired for such Lender’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon any such conversion, the Lender shall, if so requested by the Borrower, confirm in writing, in a form reasonably satisfactory to the Borrower, that the Common Shares issuable upon such conversion are being acquired for investment and not with a view toward distribution or resale.

(b) The Lender understands that any Note issued to a Lender hereunder and any Common Shares issuable upon the conversion of such Note pursuant to Section 4.1 have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Lender indefinitely, and that the Lender must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

(c) The Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring any Note issued to such Lender hereunder and any Common Shares issuable upon the conversion of such Note pursuant to Section 4.1 and of protecting its interests in connection therewith.

(d) The Lender is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

8. COVENANTS

So long as the Lender has any commitment to make Loans hereunder or any Loan or any part thereof is outstanding under this Agreement, the Borrower will, unless each Lender shall otherwise consent in writing:

8.1 Use of Proceeds.

Unless expressly waived in writing by the Lenders in their sole discretion, the proceeds of the Loans shall be loaned by the Borrower to the WFOE pursuant to a shareholder loan agreement in a form and substance reasonably satisfactory to the Lenders, and the Borrower shall comply with the procedures for foreign debt registration with the Henan Office of the State Administration of Foreign Exchange and shall comply with all other applicable Law with respect to the foregoing.

8.2 Incorporation of Covenants

(a) Comply with the covenants set forth in Sections 4.1 (except for the first sentence of Section 4.1(a) and Sections 4.1(d), (e) and (f)(i)) of the Shareholders Agreement as though such covenants were set forth in full in this Article 8. Capitalized terms used in such sections but not defined herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

(b) Not (and not permit any Member of the Borrower Group to), directly or indirectly, without first obtaining the approval of the Lenders, take any action set forth in Sections 4.5(a) through (z) of the Shareholders Agreement.

8.3 Inspection

The Borrower shall permit any Lender to visit and inspect the properties of each Member of the Borrower Group, to examine their respective books of account and records, and to discuss its affairs, finances and accounts with their respective directors, officers, employees, attorneys, accountants, representatives, consultants and other agents, all at such reasonable times and reasonable frequency as may be requested by such Lender.

9. DEFAULTS

9.1 Events of Default

If any of the following events shall occur and be continuing (each such event, an “Event of Default”):

(a) the Borrower shall fail to pay when due any principal of any Loan, whether at stated maturity, by acceleration, by prepayment or otherwise, or shall fail to pay within five (5) Business Days after the same becomes due and payable, any other amount (whether of principal, interest, fees or otherwise), whether at maturity, by acceleration or otherwise, payable to the Lender under this Agreement or the other Loan Documents;

(b) the Borrower or any Management Shareholder shall fail to perform or observe any obligation or covenant or term contained in Section 4.5 of the Shareholders Agreement or Article 8 of this Agreement;

(c) the Borrower or any Management Shareholder shall fail to perform or observe any other obligation or covenant or term contained in the Securities Purchase Agreement, the Share Purchase Agreement, this Agreement or the other Loan Documents (in each case not specified in subsection (a) or (b) above), unless, if capable of cure without material prejudice to any Lender due to such failure to so perform or observe, such breach is cured within 15 Business Days after the Borrower’s knowledge of the occurrence thereof;

(d) any representation or warranty made herein or in the other Loan Documents, or in any certificate or notice delivered or made pursuant hereto or in connection herewith or therewith, shall prove to be false or misleading in any material respect when made;

(e) the Borrower shall default beyond applicable notice and grace periods, if any, in the payment of any principal or interest on any of their respective Indebtedness in excess of $500,000 or with respect to the performance or observance of any terms of any instrument pursuant to which any such Indebtedness was created or of any mortgage, indenture or other agreement relating thereto, and the principal amount thereof is accelerated in accordance with the terms thereof;

(f) (i) any final judgment or settlement in excess of $1,000,000 shall be entered against the Borrower or any of its Subsidiaries and shall not be paid, vacated or stayed for a period of 60 days or (ii) any one or more non-monetary final judgments shall have been entered that could reasonably be expected to have, a Material Adverse Effect;

(g) this Agreement or any of the other Loan Documents shall, at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto;

(h) there occurs any event or circumstance that has a Material Adverse Effect;

(i) (i) the Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(j) (i) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against the Borrower or any of its Subsidiaries, or a court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries, or for any substantial part of any of its properties, or ordering the winding-up or liquidation of any of its affairs, and such case shall not be dismissed in 60 days, or such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (ii) the Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, any of its Subsidiaries, or for all or any substantial part of any of their respective properties, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then each Lender may by notice to the Borrower declare its portion of the Loans and all other amounts payable by the Borrower to such Lender under this Agreement to be immediately due and payable, whereupon the same shall become forthwith due and payable; provided that upon the occurrence and continuance of an Event of Default specified in Section 9.1(i) or Section 9.1(j), all principal, interest and other amounts due hereunder and under the Notes shall thereupon and concurrently therewith become due and payable and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

10. INDEMNIFICATION

10.1 Indemnification

(a) The Borrower agrees to indemnify, defend and hold harmless the Lenders and their respective Affiliates, and the partners, members, shareholders, managers, directors, employees and agents of each of the foregoing, from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, diminution in value of securities, costs and expenses (including reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (collectively, “Losses”), resulting from, arising out of, or imposed upon or incurred by any Person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of the Borrower or the Management Shareholders contained in this Agreement or any agreement, certificate or document executed and delivered by the Borrower or any other Member of the Borrower Group pursuant hereto or in connection with any of the transactions contemplated hereby.

(b) Notwithstanding anything herein to the contrary, the Borrower shall not be obligated to indemnify the Lenders under this Section 10.1 in excess of an aggregate amount of $35,000,000 (the “Borrower’s Indemnification Cap”); provided, however, that the Borrower’s Indemnification Cap shall not apply to any Borrower indemnification obligations arising out of, relating to or resulting from fraud or intentional misrepresentation by the Borrower or the Management Shareholders.

10.2 Procedures

Whenever a claim shall arise for indemnification under this Section 10.2, with the exception of claims for litigation expenses to be funded on an ongoing basis, the Person entitled to indemnification (the “Indemnified Party”) shall promptly notify the party from whom indemnification is sought (the “Indemnifying Party”) of such claim and, when known, the facts constituting the basis for such claim. Failure of an Indemnified Party to give reasonably prompt notice of any claim shall not release, waive or otherwise affect an Indemnifying Party’s obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, elect by notice to the Indemnified Party to assume the defense; provided, however, that the Indemnifying Party makes such election within 15 days after delivery of notice of claim from the Indemnified Party and agrees in writing to pay the full amount of such indemnification to the Indemnified Party. If an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel satisfactory to the Indemnified Party and take all steps necessary in the settlement or defense thereof; provided, that no settlement shall be made without the prior written consent of the Indemnified Party unless the settlement involves only payment of money damages by the Indemnifying Party and a release of the Indemnified Party from all liability. The Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving notice of the same to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of Section 10.1.

10.3 Survival; Right to Indemnification Not Affected by Knowledge

All representations, warranties, covenants, and obligations in this Agreement or any other Loan Document will survive until (i) in the case where the Lenders have exercised their conversion rights pursuant to Article 4, the date that is three (3) years after the issuance of the Common Shares pursuant to Article 4, or (ii) otherwise, through the date when the Borrower has fully and indefeasibly repaid to the Lenders the principal amount of the Loans and any interest thereon (such date pursuant to clause (ii) of this Section 10.3, the “Survival Date”); provided, however, that all representations and warranties made as of the date hereof by incorporation into this Agreement by reference pursuant to Section 6.15 of this Agreement that relate to Section 4.17 (Employment Matters) and Section 4.23 (Taxes) of the Securities Purchase Agreement shall survive until the earlier of the date which is (i) 30 days after the expiration of the respective statute of limitations applicable thereto and (ii) the Survival Date; provided, further, that notwithstanding Section 4.1(f), exercise by the Lenders of the conversion rights pursuant to Article 4 shall not be deemed payment in full of the Loan for purpose of this Section 10.3(ii). The right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and agreements.

11. GENERAL PROVISIONS

11.1 Exculpation Among Lenders; Obligations Several

Each Lender acknowledges that it is not relying upon any Person, other than the Borrower and its officers and directors and the Management Shareholders, in making its decisions with respect to making Loans to the Borrower and with respect to its conversion rights pursuant to Article 4. Each Lender agrees that no Lender nor any of its Affiliates or any controlling persons, members, officers, directors, partners, agents or employees of any Lender or its Affiliates shall be liable to the other Lender for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated hereby. The parties agree that the obligations of the Lenders hereunder shall be several and not joint.

11.2 Entire Agreement

This Agreement, together with the other Loan Documents, merges all previous negotiations and agreements among the parties hereto with respect to the subject matter hereof and thereof, either oral or written, and constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof.

11.3 Further Assurances

The Borrower agrees that at any time and from time to time upon the written request of any Lender, the Borrower will execute and deliver such further documents and instruments and do such further acts and things as any Lender may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

11.4 Amendment; Waiver

No amendment, modification, or waiver of any provision of this Agreement shall be valid except by an agreement in writing executed by the Borrower and the Lenders. Except as otherwise expressly set forth herein, no failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

11.5 Severability

If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any Person.

11.6 Assignment

The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. This Agreement may not be assigned (by operation of Law or otherwise) without the prior written consent of the parties; provided, that any Lender may assign its rights and delegate its duties hereunder to any of its Affiliates upon written notice to the Borrower and the other Lender, which notice shall identify the assignee, so long as such Lender remains liable for the performance of such Affiliate.

11.7 Third Parties

Nothing herein, expressed or implied, is intended to or shall confer on any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided in Article 10 with respect to any Indemnified Party.

11.8 Notices

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered in accordance with the provisions of Section 12.6 of the Share Purchase Agreement.

11.9 Expenses

At the Effective Date, the Borrower shall reimburse the Lenders for all of their reasonable costs and expenses, including the fees and expenses of any attorney or tax advisor retained by them, that they shall have incurred in connection with the legal, accounting and commercial due diligence process, the negotiation, execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby; provided, that the aggregate amount of all such reimbursement shall be limited to a maximum of $75,000. The Borrower shall also reimburse the Lenders on demand for their reasonable costs (including attorneys’ fees and expenses) of enforcing any provision of this Agreement or the other Loan Documents in the event of a breach by any Member of the Borrower Group; provided, that such reimbursement shall be limited to a maximum of $250,000 per claim.

11.10 Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without application of principles of conflicts of law.

11.11 Specific Performance

The parties agree that irreparable damage will occur in the event that either party fails to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and that the parties shall therefore be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

11.12 Submission to Jurisdiction

Any dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved by arbitration in accordance with the provisions of Section 12.10 of the Securities Purchase Agreement. The parties hereby consent to the exclusive jurisdiction of (i) the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and (ii) courts with appropriate jurisdiction to hear such matters in Hong Kong, Special Administrative Region, for temporary injunctive or other relief in aid of arbitration or to prevent irreparable harm and to the non-exclusive jurisdiction of such courts for enforcement of any award by the arbitrators.

11.13 Interpretation

As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or”, (b) “including” and “include” has the inclusive meaning frequently identified with the phrase “including, but not limited to,” (c) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement, (d) when a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated, and (e) the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender as the context of this Agreement requires.

11.14 Counterparts

This Agreement may be executed in two or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

11.15 Confidentiality

No Member of the Borrower Group shall, and each Member of the Borrower Group shall cause their respective affiliates and advisors, and their respective directors, officers and representatives not to, disclose to anyone the fact that the Lenders have executed this Agreement, or disclose to or discuss with anyone the terms of this Agreement, without the prior written consent of the Lenders, except (a) to their officers and advisors, as necessary, provided that they agree to maintain the confidentiality thereof, (b) as may be required under applicable Law, and (c) as may be necessary to consummate the transactions contemplated hereby.

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IN WITNESS WHEREOF, each Lender and the Borrower have executed this Agreement as of the date first above written.

BLUE RIDGE CHINA PARTNERS, L.P.,

By:	Blue Ridge China Holdings, L.P., its General Partner

By:	Blue Ridge Capital Offshore Holdings LLC, its General Partner

By:
Name:
Title:

EI FUND II CHINA, LLC

By:
Name:
Title:

XINYUAN REAL ESTATE, LTD.

By:
Name:	Zhang Yong
Title:	President

ONLY AS TO ARTICLE 6

THE MANAGEMENT SHAREHOLDERS

Zhang Yong

Yang Yuyan

Schedule 1

Calculation of New Shares Issuable on Conversion

Definitions:

NS = New Shares issuable upon conversion

P = Exercise price per share

ES = Number of outstanding Common Shares on a fully diluted basis, taking into account the exercise of all outstanding options and warrants, as of the last day of fiscal year 2007

L = The outstanding principal amount of the Loans, and any interest thereon

NI = The 2007 Net Income.

Formula for Calculation:

NS = L / (5*NI / (ES + NS))

[1. NS = L / P

2. P = 5*NI / (ES + NS)]

Example, for illustration purposes only

Assumptions:

L = $39.375M (based on $35.0M at 12.5% per annum)

ES = 115,170,000

NI = $32M

Applying the formula above:

NS = $39.375M / (5*$32.0M / (115.17M + NS))

Step 1: Multiply the right side of the equation by (115.17M + NS) / (115.17M + NS):

NS = $39.375M * (115.17M + NS) / (5*$32.0M)

    → $39.375M * (115.17M + NS) / $160.0M

Step 2: Divide the numerator by the denominator:

NS = 0.246 * (115.17M + NS)

Step 3: Multiply through on the right side:

NS = 28.34M + .246NS

Step 4: Subtract .246NS from each side:

.754NS = 28.34M

Step 5: Divide each side by .754

NS = 37.59M